SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 8, 2008

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

 I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(877) 925-3482

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 8, 2008, Christopher R. Ebersole resigned as the Chief Financial Officer of Zaldiva, Inc., a Florida corporation (the “Company”).  Mr. Ebersole resigned in order to pursue other business interests.

Effective as of July 10, 2008, the Company’s Board of Directors unanimously appointed Robert B. Lees to serve as the Company’s Chief Financial Officer, to serve until the next annual meeting of the Board of Directors or his prior resignation or termination.  Mr. Lees has been the Chairman of the Company’s Board of Directors since December, 1997, and served as its President from December, 1997, to April, 2007.  There are no family relationships between Mr. Lees and any of the Company’s other directors, executive officers, or persons nominated or chosen to become such.

Mr. Lees, age 61, is a graduate of the U.S. Naval Academy. He served as an Officer in the Marine Corps, both overseas and domestically.  After transferring to the active Reserves, he joined the DuPont Company, where he managed the Southeastern Region.  He took the region from last to first in the acrylic sheet division for sales and service.  He then became part owner and general manager of a wood laminating operation in Orlando, Florida.  Upon the sale of the business, he joined Merrill Lynch in the Private Client Group and became an assistant Vice President.

There were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

The Company has no parents.

There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last three completed fiscal years.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC.

Date:  7/10/08

/s/ Nicole Leigh-van Coller

                               Nicole Leigh-van Coller, President